Exhibit 5.4

March 29, 2007
Paramount Resources Ltd.
4700 Bankers Hall West
888 – 3rd Street S.W.
Calgary, Alberta
T2P 5C5

Ladies and Gentlemen:
Reference:     Paramount Resource Ltd. Registration Statement on Form F-10
We hereby consent to the references to our firm name and to the incorporation by reference of extracts from our report evaluating the oil, natural gas and natural gas liquids reserves and hydrocarbon resources of Paramount Resources Ltd. in Paramount Resources Ltd.’s Registration Statement on Form F-10.
Sincerely,
McDANIEL & ASSOCIATES CONSULTANTS LTD.

“signed by P. A. Welch”
P. A. Welch, P. Eng.
President & Managing Director
Calgary, Alberta
Dated: March 29, 2007

2200, Bow Valley Square 3, 255 – 5 Avenue SW, Calgary AB T2P 3G6   Tel: (403) 262-5506   Fax: (403) 233-2744   www.mcdan.com